Exhibit 28 (a)(2j) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES SUPPLEMENTARY

FEDERATED TOTAL RETURN SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is authorized to issue 15,000,000,000 shares of common stock, par value $.001 per share, with an aggregate par value of $15,000,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND: The Board of Directors of the Corporation hereby classifies 1,000,000,000 of the authorized but previously unclassified and unissued shares of common stock of the Corporation as follows:

Class Number of Shares

Federated Ultrashort Bond Fund – Class R6 Shares 500,000,000

THIRD: Immediately before the classification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue 15,000,000,000 shares in common stock, par value $.001 per share, with an aggregate par value of 15,000,000,000 which were classified as follow:

Federated Mortgage Fund – Institutional Shares 1,000,000,000

Federated Mortgage Fund – Service Shares 1,000,000,000

Federated Total Return Bond Fund – Class A Shares 1,000,000,000

Federated Total Return Bond Fund – Class B Shares 1,000,000,000

Federated Total Return Bond Fund – Class C Shares 1,000,000,000

Federated Total Return Bond Fund – Class R Shares 1,000,000,000

Federated Total Return Bond Fund – Class R6 Shares 1,000,000,000

Federated Total Return Bond Fund – Institutional Shares 1,000,000,000

Federated Total Return Bond Fund – Service Shares 1,000,000,000

Federated Total Return Bond Fund – Class T Shares 1,000,000,000

Federated Ultrashort Bond Fund – Class A Shares 2,000,000,000

Federated Ultrashort Bond Fund – Institutional Shares 1,000,000,000

Federated Ultrashort Bond Fund – Service Shares 1,000,000,000

Unclassified Shares 1,000,000,000

Total Shares 15,000,000,000

Following the aforesaid classification of unissued shares, as set forth in Article SECOND hereto, the Corporation will have the following authorized capital:

Federated Mortgage Fund – Institutional Shares 1,000,000,000

Federated Mortgage Fund – Service Shares 1,000,000,000

Federated Total Return Bond Fund – Class A Shares 1,000,000,000

Federated Total Return Bond Fund – Class B Shares 1,000,000,000

Federated Total Return Bond Fund – Class C Shares 1,000,000,000

Federated Total Return Bond Fund – Class R Shares 1,000,000,000

Federated Total Return Bond Fund – Class R6 Shares 1,000,000,000

Federated Total Return Bond Fund – Institutional Shares 1,000,000,000

Federated Total Return Bond Fund – Service Shares 1,000,000,000

Federated Total Return Bond Fund – Class T Shares 1,000,000,000

Federated Ultrashort Bond Fund – Class A Shares 2,000,000,000

Federated Ultrashort Bond Fund – Institutional Shares 1,000,000,000

Federated Ultrashort Bond Fund – Service Shares 1,000,000,000

Federated Ultrashort Bond Fund – Class R6 Shares 500,000,000

Unclassified Shares 500,000,000

Total Shares 15,000,000,000

FOURTH: The shares of common stock classified hereby shall be subject to all provisions of the charter relating to stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FOURTH, paragraph (b) of the Corporation’s Articles of Amendment and Restatement and as set forth below:

a. Shares having a common Fund name shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.

b. At such times (which may vary between and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset value of such classes at the time of the conversion, subject, however, to any conditions of the conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

SIXTH: These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, Federated Total Return Series, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary as of March 1, 2019.

The undersigned, J. Christopher Donahue, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

(Signature page to follow)

WITNESS:	FEDERATED TOTAL RETURN SERIES, INC.

/s/ George F. Magera /s/ J. Christopher Donahue

Name: George F. Magera Name: J. Christopher Donahue

Title: Assistant Secretary Title: President